                                 EXHIBIT 10.119

                  THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. IT MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT AND APPLICABLE LAWS, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

                  TRANSFER OF THIS DEBENTURE IS NOT VALID EXCEPT TO THE EXTENT THAT SUCH TRANSFER HAS BEEN MADE IN COMPLIANCE WITH THE PROVISIONS REGARDING TRANSFER CONTAINED HEREIN.



                                 CINEMANOW, INC.

                       CONVERTIBLE SUBORDINATED DEBENTURE

$215,000.000                                          MARINA DEL REY, CALIFORNIA
                                                                FEBRUARY 2, 2000

     CinemaNow, Inc., a California corporation (the "Company"), the principal office of which is located at 4553 Glencoe Avenue, Suite 200, Marina del Rey, California, for value received hereby promises to pay to the order of Trimark Pictures, Inc., a California corporation, the sum of Two Hundred Fifteen Thousand Dollars ($215,000), or such lesser amount as shall then equal the outstanding principal amount hereof and any unpaid accrued interest hereon, as set forth below, on June 30, 2001 (the "Maturity Date"), subject to the terms hereof. This Debenture is issued in connection with the Securities Purchase Agreement between the Company, the Holder and others dated as of January 6, 2000, as the same may from time to time be amended (the "Purchase Agreement").

     The following is a statement of the rights of the Holder of this Debenture and the conditions to which this Debenture is subject, and to which the Holder hereof, by the acceptance of this Debenture, agrees:

1. DEFINITIONS. As used in this Debenture, the following terms, unless the context otherwise requires, have the following meanings:

          (i) "Company" includes any corporation which shall succeed to or assume the obligations of the Company under this Debenture.

          (ii) "Holder," when the context refers to a holder of this Debenture, shall mean any person who shall at the time be the registered holder of this Debenture.

          (iii) "Insolvency Proceeding" means any case or proceeding (x) under the United States Bankruptcy Code, 11 U.S.C. Sections 101, ET SEQ., or (y) under any other federal law, or under state law, to reorganize, liquidate, appoint a trustee for, a receiver for or an assignee for the benefit of creditors of, the Company, or all or substantially all of the assets of the Company, whether voluntary or involuntary.

2. INTEREST. This Debenture shall bear interest at the rate of eight percent (8.00%) per annum (the "Interest Rate") on the principal of this Debenture outstanding during the period beginning on the date of issuance of this Debenture and ending on the date when the principal amount of this Debenture has been paid in full or when the Debenture has been fully converted pursuant to
Section 6 hereof, whichever is earlier. Interest shall be due and payable on the Maturity Date, or on such earlier date that the Debenture is paid in full or fully converted pursuant to Section 6 hereof.

3. EVENTS OF DEFAULT. If any of the events specified in this Section 3 shall occur (herein individually referred to as an "Event of Default"), the Holder of the Debenture may, so long as such condition exists and subject to Section 4 and
Section 6.7 hereof, declare the entire principal and unpaid accrued interest hereon immediately due and payable, by notice in writing to the Company:

          (i) The institution by the Company of an Insolvency Proceeding, or the consent by it to the institution of an Insolvency Proceeding or the filing by it of a petition or answer or consent seeking an Insolvency Proceeding, or the taking of corporate action by the Company in furtherance of any such action; or

          (ii) If, within sixty (60) days after the commencement of an action against the Company (and service of process in connection therewith on the Company) seeking an Insolvency Proceeding, such action shall not have been resolved in favor of the Company or all orders or proceedings thereunder affecting the operations or the business of the Company stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within sixty (60) days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated; or

          (iii) Any default of the Company declared in writing under any Senior Indebtedness (as defined below) that gives the holder thereof the right to accelerate such Senior Indebtedness; or

          (iv) Any declaration in writing that the Company is insolvent, inadequately capitalized, or is unable to pay its debts as they fall due; or

          (v) Any default in the payment of the principal or interest of this Debenture when due and payable, whether at maturity, by acceleration or otherwise, and such default is not cured by the Company within ten (10) business days; or

          (vi) The rendering of a final judgment or judgments (not subject to appeal) against the Company or any of its subsidiaries in an amount in excess of $1 million which remains undischarged or unstayed for a period of 60 (sixty) days after the date on which the right to appeal has expired.

4. SUBORDINATION AND RANKING. The indebtedness evidenced by this Debenture is hereby expressly subordinated, to the extent and in the manner set forth herein, in right of payment to the prior payment in full of all the Company's Senior Indebtedness, as defined herein. For purposes of this Debenture, "Senior Indebtedness" shall mean all indebtedness and payment obligations of the Company of whatever nature other than any such obligations in respect of the Company's Series A Convertible Preferred Stock. The indebtedness evidenced by this Debenture shall rank PARI PASSU with all payment obligations of the Company in respect of the Company's Series A Convertible Preferred Stock. By its acceptance of this Debenture, the Holder of this Debenture agrees to be bound by the terms hereof and agrees to execute and deliver such documents as may be reasonably requested from time to time by the Company or the holder of any Senior Indebtedness in order to implement the provisions of this Section 4.

5. PREPAYMENT. The Company may at any time prepay in whole or in part the principal sum of this Debenture, plus accrued interest, without penalty; provided, however, that the Holder shall have the option to convert such principal and interest into Common Stock (as defined below) pursuant to Section
6.1 hereof in lieu of accepting prepayment in cash.

6.   CONVERSION.

6.1 Conversion at Option of Holder. The Holder of this Debenture shall have the option, at any time before payment in full of the principal balance of this Debenture, to convert some or all of the outstanding principal balance of this Debenture, plus unpaid accrued interest, in accordance with the provisions of
Section 6.4 hereof, into fully paid and nonassessable shares of Common Stock.

6.2 Conversion at Option of Company. The Company shall have the option as of the Maturity Date, in lieu of cash payment, to convert some or all of the outstanding principal balance of this Debenture, plus unpaid accrued interest, in accordance with the provisions of Section 6.4 hereof, into fully paid and nonassessable shares of Common Stock

6.3 Conversion Upon Event of Default. If an Event of Default occurs, the Holder of this Debenture shall have the option, as the

Holder's sole and exclusive remedy for any such default while any of the Company's Series A Convertible Preferred Stock remains outstanding, at any time before payment in full of the principal balance of this Debenture, to convert some or all of the outstanding principal balance of this Debenture, plus unpaid accrued interest, in accordance with the provisions of Section 6.4 hereof, into fully paid and nonassessable shares of Common Stock.

6.4 Conversion Price and Procedure. The number of shares of the common stock of the Company, no par value ("Common Stock") into which this Debenture may be converted pursuant to Section 6.1, 6.2 or 6.3 shall be determined by dividing the aggregate outstanding principal amount to be converted, together with all accrued but unpaid interest to the date of conversion, by the Conversion Price (as defined herein) in effect at the time of such conversion. The "Conversion Price" shall be an amount equal to $0.675 per share, subject to adjustment as hereinafter provided.

     Before the Holder shall be entitled to convert this Debenture into shares of Common Stock, it shall surrender this Debenture, duly endorsed, at the office of the Company together with written notice in the form of the Notice of Conversion attached to this Debenture of the election to convert all or some of the same pursuant to Section 6.1 or 6.3, and shall state therein the name or names in which the certificate or certificates for shares of Common Stock is to be issued. At its expense, the Company shall, as soon as practicable thereafter, issue and deliver to such Holder a certificate or certificates for the number of shares of such Common Stock to which the Holder shall be entitled upon such conversion (bearing such legends as are required by applicable state and federal securities laws in the opinion of counsel to the Company), together with any other securities and property to which the Holder is entitled upon such conversion under the terms of this Debenture, including a check payable to the Holder for any cash amounts payable for fractional shares, as described in
Section 6.5 below. In addition, if the Holder has converted only part of the Debenture, the Company will issue to the Holder a new debenture for the amount not converted with otherwise the same terms as the Debenture. In the event of any conversion of this Debenture into Common Stock pursuant to Section 6.1, 6.2 or 6.3, such conversion shall be deemed to have been made immediately before the close of business on the date of such surrender of the Debenture to be converted. On and after such deemed conversion date, the Holder entitled to receive the shares of such Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares and shall be bound by the terms of the Purchase Agreement.

If the Company is the subject of any of the proceedings described in paragraphs
(i) or (ii) of Section 3 of this Debenture, no stay, injunction, restraining order or similar law, rule or order shall be effective as against the Holder for purposes of this Section 6; PROVIDED that if any such stay, injunction, restraining order or similar law, rule or order is effective against the Holder, the Company expressly agrees to waive, modify or release such stay, injunction, restraining order or similar law, rule or order to permit the Holder to effect the conversion provided in this Section 6, and to execute and prosecute all pleadings, memoranda, affidavits, certificates, instruments and other documents necessary or appropriate in the discretion of the Holder to effect such waiver, modification, or release.

6.5 No Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of all of the outstanding principal balance of this Debenture into Common Stock. In lieu of the Company issuing any fractional shares to the Holder upon the conversion of this Debenture into Common Stock, the Company shall pay to the Holder the amount of outstanding principal that is not so converted, such payment to be in the form as provided above.

6.6 No Further Obligations. Upon conversion of all of the outstanding principal balance of this Debenture, together with all accrued but unpaid interest to the date of conversion, the Company shall be forever released from all its obligations and liabilities under this Debenture.

6.7 Remedies. The remedy contained in Section 6.3 of this Debenture shall be the Holder's sole and exclusive remedy for any Event of Default or other default under this Debenture (other than a default under the Company's obligations to the Holder pursuant to the PARI PASSU ranking with payment obligations in respect of the Company's Series A Convertible Preferred Stock described in Section 4 above) while any of the Company's Series A Convertible Preferred Stock remains outstanding, and the Holder hereof expressly acknowledges and agrees that it shall have no right to commence any suit, action, proceeding, or case, including an Insolvency Proceeding, in any court or administrative or arbitral body for any relief or remedy except to enforce the Holder's rights under Sections 4 and 6.3 while any of the Company's Series A Convertible Preferred Stock remains outstanding.

     Upon the occurrence of an Event of Default, if none of the Company's Series A Convertible Preferred Stock remains outstanding, the Holder may, so long as such condition exists, declare the entire principal and interest hereon immediately due and payable and, in addition, may pursue any and all other rights and remedies available to it.

7.   CONVERSION PRICE ADJUSTMENTS.

7.1 Reclassification, Merger, Sale of Assets, etc. In case of any reclassification, capital reorganization, or change of the outstanding Common Stock of the Company (other than as a result of a subdivision, combination or stock dividend), or in case of any consolidation of the Company with, or merger of the Company into, another corporation or other business organization (other than a consolidation or merger in which the holders of the outstanding voting stock of the Company immediately before the consummation of such transaction shall, immediately after such transaction, hold, as a group, at least a majority of the voting securities of the surviving or successor entity), or in case of any sale or conveyance to another corporation or other business organization of the property of the Company, as an entirety or substantially as an entirety, at any time before the payment or conversion in full ("Full Payment") of the principal and interest under this Debenture, then, as a condition of such reclassification, reorganization, change, consolidation, merger, sale or conveyance, lawful provision shall be made and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder of this Debenture, so that the Holder of this Debenture shall have the right before Full Payment to convert pursuant to Section 6.1 the outstanding principal and unpaid accrued interest under this Debenture into the kind and amount of shares of stock and other securities and property receivable upon such reclassification, reorganization, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock of the Company which might have been acquired by the Holder of this Debenture upon full conversion of such principal and interest immediately before such reclassification, reorganization, change, consolidation, merger, sale or conveyance, and in any such case appropriate provisions shall be made with respect to the rights and interest of the Holder of this Debenture to the end that the provisions hereof shall thereafter be applicable in relation to any shares of stock, and other securities and property thereafter deliverable upon conversion pursuant to Section 6.1 of outstanding principal and unpaid accrued interest hereunder.

7.2 Split, Subdivision or Combination of Shares. If the Company shall at any time before Full Payment of this Debenture subdivide its outstanding Common Stock, by split-up or otherwise, or combine its outstanding Common Stock, or issue additional shares of its capital stock in payment of a stock dividend in respect of its Common Stock, the number of shares issuable on the conversion pursuant to Section 6.1, 6.2 or 6.3 of the outstanding principal and unpaid accrued interest under this Debenture shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination, and the Conversion Price then applicable to shares covered by the outstanding principal and unpaid accrued interest of this Debenture shall forthwith be proportionately decreased in the case of a subdivision or stock dividend, or proportionately increased in the case of a combination.

7.3 Adjustments for Dividends in Stock or Other Securities or Property. If before Full Payment of this Debenture, the holders of the securities as to which conversion rights under this Debenture exist at the time shall receive, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Company by way of dividend, then and in each case, this Debenture shall represent the right to acquire upon conversion pursuant to Section 6.1, 6.2 or
6.3 of outstanding principal or unpaid accrued interest, in addition to the number of shares of the security receivable upon full conversion of such principal and interest, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Company that such holder would hold on the date of such conversion had it been the holder of record of the security receivable upon full conversion of outstanding principal or unpaid accrued interest under this Debenture on the record date of such dividend, giving effect to all adjustments called for during such period by the provisions of this
Section 7.

7.4 No Impairment. The Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 7 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment.

7.5  Notices of Record Date, etc. In the event of:

          (i) Any taking by the Company of a record of the holders of any class of securities of the Company for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend payable out of earned surplus at the same rate as that of the last such cash dividend theretofore paid) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; or

          (ii) Any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all of the assets of the Company to any other person or any consolidation or merger involving the Company; or

          (iii) Any voluntary or involuntary dissolution, liquidation or winding up of the Company;

the Company will mail to the Holder at least twenty (20) days before the earliest date specified therein, a notice specifying: (a) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right; and
(b) the date
on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective and the record date for determining stockholders entitled to vote thereon.

7.6 RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the Debenture such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of the Debenture; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the entire outstanding principal amount, in addition to such other remedies as shall be available to the Holder of this Debenture, the Company will use its best efforts to take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

8. Assignment. Subject to the restrictions on transfer described in Section 10 below, the rights and obligations of the Company and the Holder of this Debenture shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties; provided however, that, except in connection with a sale of all or substantially all of the Company's assets and a related assumption of the Company's liabilities, the Company will not assign this Debenture without the prior written consent of the Holder, which consent shall not be unreasonably withheld.

9. Waiver and Amendment. Any provision of this Debenture may be amended, waived or modified upon the written consent of the Company and the Holder of the Debenture.

10. Transfer of this Debenture or Securities Issuable on Conversion Hereof. The Holder may not offer, sell or otherwise dispose of this Debenture without the prior written consent of the Company, which consent shall not be unreasonably withheld, except to an affiliate of the Holder (as that term is defined in the Securities Act of 1933, as amended (the "Securities Act")). With respect to any offer, sale or other disposition of this Debenture or Common Stock into which such Debenture may be converted, the Holder will give prior written notice to the Company thereto, describing briefly the manner thereof, together with a written opinion of such Holder's counsel, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any federal or applicable state law then in effect). Such opinion shall be reasonably satisfactory in form and substance to the Company and the Company's counsel. Promptly upon receiving such notice and opinion, and provided that the Company has determined to consent to such sale or other disposition with respect to the Debenture, the Company, as promptly as practicable, shall notify such Holder that such Holder may sell or otherwise dispose of this Debenture or such Common Stock, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this
Section 10 that the opinion of counsel for the Holder is not reasonably satisfactory to the Company or the Company's counsel or that the Company will not consent to such sale or other disposition with respect to the Debenture, the Company shall so notify the Holder promptly after such determination has been made. Each Debenture thus transferred and each certificate representing the Common Stock thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Securities Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

11. NOTICES. Unless otherwise provided, all notices and other communications required or permitted under this Debenture shall be in writing and shall be mailed by United States first-class mail, postage prepaid or delivered personally by hand or by a nationally recognized courier addressed to the party to be notified at the address indicated for such person on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties hereto. All such notices and other written communications shall be effective on the date of mailing or delivery.

12. NO STOCKHOLDER RIGHTS. Nothing contained in this Debenture shall be construed as conferring upon the Holder or any other person the right to vote or to consent or to receive notice as a stockholder in respect of meetings of stockholders for the election of directors of the Company or any other matters or any rights whatsoever as a stockholder of the Company, and no dividends or interest shall be payable or accrued in respect of this Debenture or the interest represented hereby or the Common Stock obtainable hereunder until, and only to the extent that, this Debenture shall have been converted.

13. GOVERNING LAW. This Debenture shall be governed by and construed in accordance with the laws of the State of California, excluding that body of law relating to conflict of laws.

14. HEADINGS; REFERENCES. All headings used herein are used for convenience only and shall not be used to construe or interpret this Debenture. Except where otherwise indicated, all references herein to Sections refer to Sections hereof.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the Company has caused this Debenture to be executed this 2nd day of February, 2000.


                                 CINEMANOW, INC.


                                 By: /s/
                                   ------------------------------------
                                 Name: CURT MARVIS
                                 Title: CHIEF EXECUTIVE OFFICER
                                 Address: 4553 Glencoe Avenue, Suite 200
                                          Marina del Rey, CA 90292

AGREEMENT OF HOLDER:

The undersigned Holder agrees to be bound by the terms and conditions of the foregoing Debenture, including without limitation the provisions of Section 4 ("Subordination and Ranking") above.

TRIMARK PICTURES, INC.


By:   /s/
   --------------------------------------
Name:   JEFF GONZALEZ
Title:  CHIEF FINANCIAL OFFICER
Address: 4553 Glencoe Avenue, Suite 200
         Marina del Rey, California  90292

                              NOTICE OF CONVERSION

                   (To Be Signed Upon Conversion of Debenture)


CinemaNow, Inc.
Attn:  President
4553 Glencoe Avenue, Suite 200
Marina del Rey, California  90292


The undersigned, the Holder of the foregoing Debenture, hereby surrenders such Debenture for conversion into shares of Common Stock of CinemaNow, Inc. equivalent in amount of $______ principal amount of such Debenture plus all unpaid accrued interest through the date of such conversion, and requests that the certificates for such shares be issued in the name of, and delivered to _____________________________, whose address is ___________________________.
If the principal amount requested for conversion is less than the full outstanding principal amount of the Debenture, the Holder requests that the Company issue to the Holder a new debenture for the amount not converted with the same terms as the Debenture.

                                    Dated:__________________________

                                    TRIMARK PICTURES, INC.

                                    By: _______________________________
                                    Name: ____________________________
                                    Title: _____________________________
                                    Address: 4553 Glencoe Avenue, Suite 200
                                             Marina del Rey, CA 90292